                                 Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2023, $0.11 PER SHARE CASH DIVIDEND, AND 2024 GUIDANCE

Oklahoma City, Oklahoma, March 6, 2024 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter and fiscal year ended December 31, 2023.
Recent Highlights
•On March 5, 2024, the Board of Directors declared a $0.11 per share cash dividend payable on March 29, 2024 to shareholders of record on March 15, 2024
•Generated net income of $60.9 million, or $1.65 per basic share in 2023. Adjusted net income(1) was $69.0 million, or $1.87 per basic share (please see table below for reconciliation of net income to adjusted net income)
•Generated adjusted EBITDA(1) of $93.2 million in 2023
•Generated approximately $89.2 million of free cash flow(1) in 2023, which represents a conversion rate of approximately 96% relative to adjusted EBITDA(1)
•Production averaged 16.9 MBoed in 2023, benefiting from the Company's Production Optimization Program and the successful conclusion of its high-return drilling and completion program, which helped drive an approximately 10% increase in oil production year-over-year
•In 2023, initiated return of capital program with $3.70 per share of cumulative dividends paid through February 2024
Financial Results & Update
Profitability & Realized Pricing
For the full year 2023, the Company reported net income of $60.9 million, or $1.65 per basic share, and net cash provided by operating activities of $115.6 million. The Company's adjusted net income(1) amounted to $69.0 million, or $1.87 per basic share, adjusted operating cash flow(1) totaled $103.5 million and adjusted EBITDA(1) was $93.2 million for the year. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release.
For the fourth quarter 2023, the Company's net cash provided by operating activity was $26.2 million, and adjusted operating cash flow(1) totaled $22.2 million, with adjusted EBITDA of $19.5 million. Adjusted net income(1) amounted to $13.0 million, or $0.35 per basic share, after adjusting for certain items, including a $14.0 million deferred tax expense related to changes in the Company's valuation allowance, and net income of $1.8 million or $0.05 per basic share.
Full year 2023 realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives,(2) were $74.69 per Bbl, $1.71 per Mcf and $20.83 per Bbl, respectively.

Operating Costs
During the fourth quarter of 2023, lease operating expense ("LOE") was $9.9 million or $6.73 per Boe compared to $11.5 million, or $7.22 per Boe in the prior quarter. For the full year 2023, LOE was $41.9 million, or $6.80 per Boe compared to $41.3 million, or $6.39 per Boe in the prior year.
General and administrative expense ("G&A") was $2.7 million and $2.6 million for the fourth quarter and prior quarter, respectively, and Adjusted G&A(1) was $2.2 million, or $1.49 per Boe compared to $2.1 million, or $1.35 per Boe over the same periods. For the full year 2023, G&A was $10.7 million compared to $9.4 million, in the prior year, and Adjusted G&A(1) was $8.8 million, or $1.42 per Boe for the full year 2023 compared to $7.9 million or $1.22 per Boe in the prior year.
Liquidity and Capital Structure
As of December 31, 2023, the Company had $253.9 million of cash and cash equivalents, including restricted cash. Adjusting for the one-time dividend paid on February 20, 2024, our cash on hand balance was approximately $200 million. The Company has no outstanding term or revolving debt obligations.
Dividend Program
On March 5, 2024, the Board of Directors declared a $0.11 per share cash dividend payable on March 29, 2024 to shareholders of record on March 15, 2024. This declaration represents a 10% increase in SandRidge's previous on-going quarterly dividend and is consistent with plans announced on January 16, 2024 when the Board of Directors declared a one-time dividend of $1.50 per share, which was paid on February 20, 2024 with an aggregate total payout of $55.6 million. SandRidge's on-going $0.11 per share quarterly dividend is subject to quarterly approval by the Board of Directors. Since May 2023, the Company has paid approximately $137.1 million in cash dividends.
Operational Results & Update
Production
Production totaled 1,473 MBoe (16.0 MBoed, 16% oil, 57% natural gas and 27% NGLs) for the fourth quarter and 6,152 MBoe (16.9 MBoed, 17% oil, 55% natural gas and 28% NGLs) for the full year of 2023. The higher oil content our recently-drilled wells targeting the Meramec formation in the Northwest Stack play versus the Company's base production was the primary driver of SandRidge's oil production increasing by approximately 10% in 2023 versus 2022. This increases the Company's oil as a percentage of total production and enhances its commodity realizations. Revenues totaled $33.9 million (53% oil, 22% natural gas and 25% NGLs) for the fourth quarter and $148.6 million (53% oil, 23% natural gas and 24% NGLs) for the full year of 2023.
Production Optimization Program
The Company continues to optimize its stable, low-decline production base, which has an estimated single-digit annual PDP decline rate over the next ten years. The Company continuously evaluates the potential for high-return projects that further enhance its asset base. Such projects include, but are not limited to, workovers, artificial lift improvements and conversions from less efficient systems, recompletions of "behind pipe" pay in vertical section of existing wells, and the restimulation of existing intervals and previously bypassed unstimulated intervals in existing wells. When evaluating these and other options, the Company continues to ensure that all projects meet high rate of return thresholds and remains capital disciplined as the commodity price landscape changes.

Year End 2023 Estimated Proved Reserves
Proved reserves decreased from 74.3 MMBoe at December 31, 2022 to 55.7 MMBoe at December 31, 2023, primarily due to a decrease in year-end SEC commodity prices for oil and natural gas, price realizations and NGL yield which resulted in a decrease of 17.5 MMBoe, as well as 6.2 MMBoe from the Company's production during 2023, 1.4 MMBoe attributable to well shut-ins and other revisions, and 0.1 MMBoe in sales. However, we also had positive revisions, which included purchases of 1.8 MMBoe, extensions of 1.2 MMBoe, 1.9 MMBoe associated with well positive performance revisions, and 1.7 MMBoe associated with other commercial improvements.

	Oil MBbls	NGLs MBbls	Gas MMcf	Equivalent MBoe(3)	Standardized Measure $MM (4)	PV-10 $MM (5)
Proved Reserves, December 31, 2022	8,421	25,433	242,822	74,324	$807	$811
Revisions of previous estimates, to include changes in prices(6)	(1,027)	(8,200)	(36,464)	(15,304)
Acquisitions of new reserves	453	379	5,474	1,745
Extensions and discoveries	283	357	3,431	1,211
Sales of reserves in place	(26)	(49)	(427)	(147)
Production	(1,047)	(1,705)	(20,403)	(6,152)
Proved Reserves, December 31, 2023	7,057	16,215	194,433	55,677	$296	$296

Totals may not sum or recalculate due to rounding
2024 Operational and Capital Expenditure Guidance
In 2024, the Company plans to spend $8 - $11 million in production optimization (non-D&C) capital. The Company also plans to spend $35 - $43 million in lease operating expenses. Total production for 2024 is projected to be 4.7 - 5.9 MMBoe. SandRidge will remain vigilant in ensuring prudent capital allocation and will continue to adapt appropriately to changing environments. Other operational guidance details can be found on the "2024 Operational and Capital Expenditure Guidance" table below.
Outlook
SandRidge will continue to focus on growing the cash value and generation capability of its asset base in a safe, responsible and efficient manner, while exercising prudent capital allocations to projects it believes provide high rates of returns in the current commodity price outlook. These near-term projects will be focused on artificial lift conversions to more efficient and cost-effective systems and other capital-efficient workovers while preserving future development and expanded well reactivations, benefited by our 99% held by production acreage position that extends the option value to initiate projects in favorable commodity price environments, to achieve high rates of return. The Company will continue to monitor forward-looking commodity prices, results, costs and other factors that could influence returns on investments, which will continue to shape its disciplined development decisions in 2024 and beyond.
SandRidge will also continue to maintain the optionality to execute on value accretive merger and acquisition opportunities that could bring synergies, leverage the Company's core competencies, complement its portfolio of assets, seek to further utilize its approximately $1.6 billion of net operating losses ("NOLs"), or otherwise yield attractive returns for its shareholders.

Environmental, Social, and Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas and transporting over 95% of its produced water via pipeline instead of truck. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce. We have personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, March 7, 2024 at 10:00 am CT. The conference call can be accessed by registering online in advance at https://registrations.events/direct/Q4I231500 at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration. The Company's latest presentation is available on the Company's website at https://investors.sandridgeenergy.com/Investor-Relations/.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development, acquisition and production of oil and gas assets. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	See "Operational and Financial Statistics" section at the end of this press release for impacts of derivatives on commodity price realizations.
(3)	Equivalent Boe are calculated using an energy equivalent ratio of six Mcf of natural gas to one Bbl of oil. Using an energy-equivalent ratio does not factor in price differences and energy-equivalent prices may differ significantly among produced products.
(4)	The present value of estimated future cash inflows from proved oil, natural gas and NGL reserves, less future development and production costs and future income tax expenses and costs as of the date of estimation without future escalation and without giving effect to hedging activities, non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion and amortization, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized Measure differs from PV-10 because Standardized Measure includes the effect of future income taxes on future net revenues.
(5)	The present value of estimated future revenues to be generated from the production of proved reserves, before income taxes, calculated in accordance with SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation and without giving effect to hedging activities, non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion and amortization. PV-10 is calculated using an annual discount rate of 10%.
(6)	Revisions include changes due to commodity prices, production costs, previous quantity estimates, and other commercial factors. Primary factor for revisions in years ended 2023, 2022 and 2021 were changes in SEC prices, among other factors.

2024 Operational and Capital Expenditure Guidance
Presented below is the Company’s operational and capital expenditure guidance for 2024:

2024 Guidance
Production
Oil (MMBbls)	0.7 - 0.9
Natural Gas Liquids (MMBbls)	1.3 - 1.7
Total Liquids (MMBbls)	2.0 - 2.6
Natural Gas (Bcf)	16.2 - 19.8
Total Production (MMBoe)	4.7 - 5.9

Total Capital Expenditures
Non-D&C / Production Optimization	$8 - $11 million

Expenses
Lease Operating Expenses ("LOE")	$35 - $43 million
Adjusted General & Administrative ("G&A") Expenses (1)	$8 - $11 million
Severance and Ad Valorem Taxes (% of Revenue)	6% - 7%

Price Differentials
Oil (% of WTI)	96% - 98%
NGL (% of WTI)	25% - 30%
Natural Gas (% of HH)	50% - 70%

(1)	Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures."

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Production - Total
Oil (MBbl)	231	269	1,047	949
Natural Gas (MMcf)	5,030	5,389	20,403	21,101
NGL (MBbl)	404	431	1,705	1,997
Oil equivalent (MBoe)	1,473	1,599	6,152	6,463
Daily production (MBoed)	16.0	17.4	16.9	17.7

Average price per unit
Realized oil price per barrel - as reported	$77.53	$79.10	$74.69	$92.21
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$77.53	$79.10	$74.69	$92.21

Realized natural gas price per Mcf - as reported	$1.50	$4.40	$1.71	$4.88
Realized impact of derivatives per Mcf	—	0.44	0.29	0.09
Net realized price per Mcf	$1.50	$4.84	$2.00	$4.97

Realized NGL price per barrel - as reported	$21.05	$25.73	$20.83	$31.88
Realized impact of derivatives per barrel	—	—	—	(0.16)
Net realized price per barrel	$21.05	$25.73	$20.83	$31.72

Realized price per Boe - as reported	$23.03	$35.09	$24.16	$39.34
Net realized price per Boe - including impact of derivatives	$23.03	$36.59	$25.11	$39.58

Average cost per Boe
Lease operating	$6.73	$7.02	$6.80	$6.39
Production, ad valorem, and other taxes	$1.59	$1.38	$1.77	$2.46
Depletion (1)	$2.88	$2.02	$2.54	$1.79

Income per share
Income per share applicable to common stockholders
Basic (2)	$0.05	$2.86	$1.65	$6.59
Diluted	$0.05	$2.83	$1.64	$6.52

Adjusted net income (loss) per share available to common stockholders
Basic	$0.35	$1.03	$1.87	$4.67
Diluted	$0.35	$1.02	$1.86	$4.62

Weighted average number of shares outstanding (in thousands)
Basic	37,038	36,850	36,939	36,745
Diluted	37,147	37,160	37,134	37,154

(1) Includes accretion of asset retirement obligation.
(2) Includes $14.0 million in deferred tax expense recorded in the fourth quarter of 2023 resulting from valuation allowance movement.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the year ended 2023:

Year Ended
December 31, 2023
(In thousands)

Drilling and completion	$18,132
Capital workovers	4,346
Leasehold and geophysical	(46)
Total Capital Expenditures	$22,432
(excluding acquisitions on an accrual basis)

Capitalization
The Company’s capital structure as of 2023 and 2022 is presented below:

	December 31, 2023	December 31, 2022

	(In thousands)
Cash, cash equivalents and restricted cash	$253,944	$257,468

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	1,071,021	1,151,689
Accumulated deficit	(602,947)	(663,804)
Total SandRidge Energy, Inc. stockholders’ equity	468,111	487,922

Total capitalization	$468,111	$487,922

SandRidge Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Year Ended December 31,
	2023	2022	2021
Revenues
Oil, natural gas and NGL	$148,641	$254,258	$168,882
Total revenues	148,641	254,258	168,882
Expenses
Lease operating expenses	41,862	41,286	35,999
Production, ad valorem, and other taxes	10,870	15,880	9,918
Depreciation and depletion—oil and natural gas	15,657	11,542	9,372
Depreciation and amortization—other	6,518	6,342	6,073
General and administrative	10,735	9,449	9,675
Restructuring expenses	406	382	792
Employee termination benefits	19	—	49
(Gain) loss on derivative contracts	(1,447)	(5,975)	2,251
Gain on sale of assets	—	—	(18,952)
Other operating (income) expense	(157)	(99)	(382)
Total expenses	84,463	78,807	54,795
Income (loss) from operations	64,178	175,451	114,087
Other income (expense)
Interest income (expense), net	10,552	1,810	(404)
Other income (expense), net	87	378	3,055
Total other income (expense)	10,639	2,188	2,651
Income (loss) before income taxes	74,817	177,639	116,738
Income tax (benefit)	13,960	(64,529)	—
Net income (loss)	$60,857	$242,168	$116,738
Net income (loss) per share
Basic	$1.65	$6.59	$3.21
Diluted	$1.64	$6.52	$3.13
Weighted average number of common shares outstanding
Basic	36,939	36,745	36,393
Diluted	37,134	37,154	37,271

SandRidge Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$252,407	$255,722
Restricted cash - other	1,537	1,746
Accounts receivable, net	22,166	34,735
Derivative contracts	—	4,429
Prepaid expenses	430	523
Other current assets	1,314	7,747
Total current assets	277,854	304,902
Oil and natural gas properties, using full cost method of accounting
Proved	1,538,724	1,507,690
Unproved	11,197	11,516
Less: accumulated depreciation, depletion and impairment	(1,393,801)	(1,380,574)
	156,120	138,632
Other property, plant and equipment, net	86,493	92,244
Other assets	3,130	190
Deferred tax assets, net of valuation allowance	50,569	64,529
Total assets	$574,166	$600,497

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$38,828	$46,335
Asset retirement obligations	9,851	16,074
Other current liabilities	645	870
Total current liabilities	49,324	63,279
Asset retirement obligations	54,553	47,635
Other long-term obligations	2,178	1,661
Total liabilities	106,055	112,575
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 37,091 issued and outstanding at December 31, 2023 and 36,868 issued and outstanding at December 31, 2022	37	37
Additional paid-in capital	1,071,021	1,151,689
Accumulated deficit	(602,947)	(663,804)
Total stockholders’ equity	468,111	487,922
Total liabilities and stockholders’ equity	$574,166	$600,497

SandRidge Energy, Inc. and Subsidiaries
Consolidated Cash Flows
(In thousands)

	Year Ended December 31,
	2023	2022	2021
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$60,857	$242,168	$116,738
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Provision for expected credit losses	—	—	(2,329)
Depreciation, depletion and amortization	22,176	17,884	15,445
Deferred income taxes	13,960	(64,529)	—
Debt issuance costs amortization	—	—	57
Write off of debt issuance costs	—	—	174
(Gain) loss on derivative contracts	(1,447)	(5,975)	2,251
Settlement gains (losses) on derivative contracts	5,876	1,525	(2,230)
(Gain) on sale of assets	—	—	(18,952)
Stock-based compensation	1,945	1,526	1,394
Other	159	153	144
Changes in operating assets and liabilities increasing (decreasing) cash
Receivables	12,130	(13,211)	841
Prepaid expenses	93	(1,507)	2,264
Other current assets	2,203	(5,378)	—
Other assets and liabilities, net	(56)	(129)	(1,212)
Accounts payable and accrued expenses	(1,409)	(5,246)	(2,241)
Asset retirement obligations	(909)	(2,585)	(2,084)
Net cash provided by operating activities	115,578	164,696	110,260
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(26,375)	(44,085)	(11,583)
Acquisitions of assets	(11,232)	(1,431)	(3,545)
Purchase of other property and equipment	(29)	(49)	(59)
Proceeds from sale of assets	1,472	448	38,160
Net cash (used in) provided by investing activities	(36,164)	(45,117)	22,973
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to shareholders	(81,515)	—	—
Repayments of borrowings	—	—	(20,000)
Debt issuance costs	—	—	(75)
Reduction of financing lease liability	(588)	(541)	(1,024)
Proceeds from exercise of stock options	94	77	23
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(929)	(1,177)	(899)
Cash received on warrant exercises	—	6	—
Net cash (used in) financing activities	(82,938)	(1,635)	(21,975)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(3,524)	117,944	111,258
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	257,468	139,524	28,266
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of year	$253,944	$257,468	$139,524
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(104)	$(215)	$(177)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payables and accrued expenses	$919	$6,151	$1,029
Right-of-use assets obtained in exchange for financing lease obligations	$760	$713	$1,258
Inventory material transfers to oil and natural gas properties	$1,289	$—	$—
Asset retirement obligation capitalized	$113	$86	$18
Asset retirement obligation removed due to divestiture	$(1,413)	$(623)	$(7,662)
Asset retirement obligation revisions	$(939)	$2,656	$6,800
Dividend payable	$263	$—	$—

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines Adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, Adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(In thousands)
Net cash provided by operating activities	$26,219	$30,066	$115,578	$164,696
Changes in operating assets and liabilities	(4,012)	15,522	(12,052)	28,056
Adjusted operating cash flow	$22,207	$45,588	$103,526	$192,752
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(In thousands)
Net cash provided by operating activities	$26,219	$30,066	$115,578	$164,696
Net cash (used in) provided by investing activities	(633)	(12,956)	(36,164)	(45,117)
Acquisition of assets	—	—	11,232	1,431
Proceeds from sale of assets	(61)	—	(1,472)	(448)
Free cash flow	$25,525	$17,110	$89,174	$120,562

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(In thousands)
Net income	$1,792	$105,227	$60,857	$242,168
Adjusted for
Income tax (benefit)(1)	13,960	(64,529)	13,960	(64,529)
Interest expense	29	16	104	215
Depreciation and amortization - other	1,648	1,622	6,518	6,342
Depreciation and depletion - oil and natural gas	4,242	3,224	15,657	11,542
EBITDA	21,671	45,560	97,096	195,738

Stock-based compensation	523	395	1,945	1,526
(Gain) loss on derivative contracts	—	(2,781)	(1,447)	(5,975)
Net Cash (paid) received upon settlement of derivative contracts	—	2,392	5,876	1,525
Restructuring (credits) expenses	63	(336)	406	382
Interest Income	(2,799)	(2,017)	(10,656)	(2,026)
Other	—	(2)	19	(1)
Adjusted EBITDA	$19,458	$43,211	$93,239	$191,169

(1) Represents deferred tax expense recorded in the fourth quarter of 2023 resulting from valuation allowance movement.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(In thousands)
Net cash provided by operating activities	$26,219	$30,066	$115,578	$164,696
Changes in operating assets and liabilities	(4,012)	15,522	(12,052)	28,056
Interest expense	29	16	104	215
Interest Income	(2,799)	(2,017)	(10,656)	(2,026)
Other	21	(376)	265	228
Adjusted EBITDA	$19,458	$43,211	$93,239	$191,169

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$1,792	$0.05	$105,227	$2.83
(Gain) loss on derivative contracts	—	—	(2,781)	(0.07)
Settlement gains (losses) on derivative contracts	—	—	2,392	0.06
Restructuring (credits) expenses	63	—	(336)	(0.01)
Interest Income	(2,799)	(0.08)	(2,017)	(0.05)
Other	—	—	(2)	—
Income tax (benefit)(1)	13,960	0.38	(64,529)	(1.74)
Adjusted net income available to common stockholders	$13,016	$0.35	$37,954	$1.02

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,038	37,147	36,850	37,160
Total adjusted net income per share	$0.35	$0.35	$1.03	$1.02

(1) Represents deferred tax expense (benefit) recorded in the fourth quarter of 2023 and 2022, respectively, resulting from valuation allowance movement.

	Year Ended December 31, 2023		Year Ended December 31, 2022
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$60,857	$1.64	$242,168	$6.52
(Gain) loss on derivative contracts	(1,447)	(0.04)	(5,975)	(0.16)
Settlement gains (losses) on derivative contracts	5,876	0.16	1,525	0.04
Restructuring expenses	406	0.01	382	0.01
Income tax (benefit)(1)	13,960	0.38	(64,529)	(1.74)
Interest Income	(10,656)	(0.29)	(2,026)	(0.05)
Other	19	—	(1)	—
Adjusted net income available to common stockholders	$69,015	$1.86	$171,544	$4.62

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,939	37,134	36,745	37,154
Total adjusted net income per share	$1.87	$1.86	$4.67	$4.62

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$2,731	$1.85	$2,366	$1.48
Stock-based compensation	(523)	(0.36)	(395)	(0.25)
Adjusted G&A	$2,208	$1.49	$1,971	$1.23

	Year Ended December 31, 2023		Year Ended December 31, 2022
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$10,735	$1.74	$9,449	$1.46
Stock-based compensation	(1,945)	(0.32)	(1,526)	(0.24)
Adjusted G&A	$8,790	$1.42	$7,923	$1.22

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended., and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “2024 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transact with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.